Jennison Natural Resources Fund, Inc.
(formerly Prudential Natural Resources Fund, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


        					January 28, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                Re: Jennison Natural Resources Fund, Inc.
                                 File No. 811-05206


Ladies and Gentlemen:

        Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Natural Resources Fund, Inc. for the semi-annual period ended November 30, 2003. The Form N-SAR was filed using the EDGAR system.



                                                   Very truly yours,

                                              /s/ Marguerite E.H. Morrison
                                                Marguerite E.H. Morrison
                                                  Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of January 2004.







Jennison Natural Resources Fund, Inc.





Witness: /s/ Marguerite E.H. Morrison		By:/s/ Grace C. Torres
           Marguerite E.H. Morrison  	      	     Grace C.
Torres
           Assistant Secretary			   Treasurer





























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